EXECUTION COPY

                      CIBA SPECIALTY CHEMICALS HOLDING INC.
                               Klybeckstrasse 141
                                   4002 Basle
                                   Switzerland

                                                            As of August 2, 2000

Citibank, N.A. - ADR
Department 111 Wall Street
New York, New York 10043

            Re:   Exchange of Rule 144A ADSs for ADSs

Ladies and Gentlemen:

            Reference is made to (i) the Amended and Restated Rule 144A Deposit Agreement, dated as of March 16, 2000 (the "Rule 144A Deposit Agreement"), by and among Ciba Specialty Chemicals Holding Inc., a company organized under the laws of Switzerland (the "Company"), Citibank, N.A., a national banking association organized under the laws of the United States of America ("Citibank"), acting in its capacity as Rule 144A ADS Depositary (Citibank acting in such capacity, the "Rule 144A Depositary"), and the Holders of Rule 144A American Depositary Shares ("Rule 144A ADSs") evidenced by Rule 144A American Depositary Receipts ("Rule 144A ADRs") issued thereunder, and (ii) the Second Amended and Restated Deposit Agreement, dated as of August 2, 2000 (the "Deposit Agreement"), by and among the Company and Citibank, as ADS Depositary (Citibank acting in such capacity, the "ADS Depositary"), and the Holders and Beneficial Owners of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") issued thereunder. All capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

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            The Company hereby irrevocably instructs the Rule 144A Depositary to terminate the Rule 144A depositary receipts facility established and currently existing pursuant to the Rule 144A Deposit Agreement (the "Rule 144A ADR Facility") upon the terms of conditions of the Rule 144A Deposit Agreement and to refuse any deposits of Shares thereunder after August 1, 2000.
Notwithstanding the terms of the Rule 144A Deposit Agreement, the Company requests that Citibank, in its capacity as Depositary and as Ru1e 144A Depositary, establish procedures upon the terms and conditions set forth herein to enable holders and beneficial owners of Rule 144A ADSs to surrender such Rule 144A ADSs at any time prior to March 6, 2001 in exchange for ADSs issued under the terms of the Deposit Agreement. The purpose and intent of this letter agreement is to supplement the Deposit Agreement for the sole purpose of accommodating the surrender of Ru1e 144A ADSs in the context of the termination (the "Termination") of the Rule 144A ADR Facility.

            For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree as follows:

      1. Depositary Procedures. Citibank, in its capacity as Depositary and Rule 144A Depositary, agrees, upon the instructions of the Company contained herein, to establish all necessary procedures to enable the surrender of Rule 144A ADSs to the Rule 144A Depositary in connection with the Termination in order to enable the issuance by the Depositary of ADSs to the persons surrendering the Rule144A ADSs upon the terms described herein.

            In order to effectuate the foregoing, the Company hereby instructs
(i) the Rule 144A Depositary to distribute, on or after August 2, 2000, to participants in DTC who hold Rule 144A ADSs in the DTC Accounts, a Notice of Termination of Rule 144A Facility substantially in the form of the draft thereof attached hereto as Exhibit A, (ii) the Rule 144A Depositary (a) to accept Rule 144A ADSs validly surrendered to it for purposes of receiving ADSs, and (b) to cancel such Rule 144A ADSs and to deliver the Shares represented by such Rule 144A ADSs into the

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custodial account established by the Depositary to accept Shares under the terms of the Deposit Agreement upon the timely receipt of the duly completed and signed Exchange Certification substantially in the form of the draft thereof attached hereto as Exhibit B (the "Exchange Certification"), and (iii) the Depositary to issue in the name of, and deliver to, the persons who (a) validly surrendered Rule 144A ADSs to the Rule 144A Depositary, and (b) timely delivered to the Rule 144A Depositary the duly completed and signed Exchange
Certification, ADSs that represent the number of Shares transferred on behalf of such persons from the custodial account of the Rule 144A ADR Facility to the custodial account containing the Shares accepted for deposit in respect of the ADR facility established under the terms of the Deposit Agreement.

      2. Company Assistance. The Company agrees to (i) assist the Depositary in the establishment of the procedures described above and the issuance of such ADSs, and (ii) take all steps necessary and reasonably satisfactory to the Depositary to insure that such procedures and the issuance of such ADSs do not violate the provisions of the Securities Act, the Exchange Act or any other applicable U.S. laws. In furtherance of the foregoing, the Company (i) has consented to the disclosure to the Staff of the Securities and Exchange Commission (the "Commission") of the exchange of Rule 144A ADSs for ADSs upon the terms set forth herein by including a draft of this Letter Agreement as an exhibit to the Post-Effective Amendment No.1 to F-6 Registration Statement (Reg. No. 333-11666) filed with the Commission in respect of the ADSs on July 24, 2000, and (ii) shall cause its U.S. counsel to deliver an opinion to the Depositary on which the Depositary is expressly permitted to rely, stating, subject to customary exceptions and qualifications, that (a) all Shares currently held in the Rule 144A ADR Facility and Rule 144A ADSs currently outstanding are deemed, for purposes of Rule 144(k) under the Securities Act of 1933, as amended, to have been acquired from the Company at least two years prior to August 2, 2000; (b) holders of Rule 144A ADSs who deliver Rule 144A ADSs to the Rule 144A Depositary under the terms hereof may rely on

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Rule 144(k) under the Securities Act of 1933, as amended, to transfer the ADSs received under the terms hereof and the Shares held in respect of the ADSs so issued are freely transferable by the Depositary in accordance with the terms of the Deposit Agreement; (c) to counsel's knowledge the Staff of the Commission has not objected (formally or informally) to the conversion of the Rule 144A ADSs into ADSs; and (d) the Shares received for deposit under the terms of the Deposit Agreement upon Termination and ADSs issued in respect of Shares so deposited will not be "restricted securities" (as defined in Rule 144 under the Securities Act).

      3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Depositary that (a) neither it nor any of its Affiliates (as defined in the Deposit Agreement and hereinafter used as so defined) has at any time in the two-year period preceding the date hereof deposited, or will at any time hereafter, deposit any Shares into the Rule 144A ADR facility; (b) neither it nor any of its Affiliates currently owns or has, at any time in the two-year period preceding the date hereof, owned any Rule 144A ADSs; (c) neither it nor any of its Affiliates will at any time after the date hereof purchase or otherwise acquire any Rule 144A ADSs; and (d) upon reasonable inquiry (with the assistance of its U.S. counsel) into the facts and circumstances surrounding the Rule 144A ADR Facility, it believes that the resale and transfer restrictions applicable to the Rule 144A ADSs will not be needed after August 1, 2000.

      4. Indemnity. The Company agrees to indemnify and hold harmless (i) the Depositary, the Custodian and their respective officers, directors and employees and (ii) the Rule 144A Depositary, the custodian appointed under the Rule 144A Deposit Agreement and their respective officers, directors and employees for any liability, loss, expense (including without limitation, the fees and expenses of counsel) incurred as a result of, or in connection with, (x) the acceptance and cancellation of Rule 144A ADSs, the acceptance of Shares for

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deposit, the issuance of ADSs and the delivery of ADRs in each case upon the terms set forth herein, except to the extent of their own negligence or bad faith in performing such acts or omitting to perform such acts, (y) any other acts performed or omitted by the Rule 144A Depositary or the Depositary as contemplated by this letter agreement, except to the extent to their own negligence or bad faith in performing such acts or omitting to perform such acts, or (z) its reliance on any information contained herein or acting upon any instructions set forth in or contemplated in this letter agreement.

            Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

            This letter agreement shall be interpreted under, and all rights hereunder shall be governed by, the laws of the State of New York without regard to the principles of conflicts of law thereof.

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            The Company and the Citibank have caused this letter agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.


                               CIBA SPECIALTY CHEMICALS HOLDING INC.


                               By: /s/ Alan Hartslief          Oliver Strub
                                   ---------------------------------------------
                               Name: Alan Hartslief            Oliver Strub
                               Title: Controller               Corporate Counsel
                               Date: 2/8/00


CITIBANK, N.A.
as Depositary and Rule 144A Depositary


By:
    ----------------------------------------
    Name:
    Title:
    Date


EXHIBITS

A     Notice of Termination

B     Exchange Certification

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            The Company and the Citibank have caused this letter agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.


                                           CIBA SPECIALTY CHEMICALS HOLDING INC.


                                           By:
                                               ------------------------
                                               Name:
                                               Title:
                                               Date:


CITIBANK, N.A.
as Depositary and Rule 144A Depositary


By: /s/ Susan A. McFarland
    --------------------------
    Name: Susan A. McFarland
    Title: Vice President
    Date 8-2-00


EXHIBITS

A     Notice of Termination

B     Exchange Certification